Exhibit 3.2
BODY CENTRAL CORP.
AMENDED AND RESTATED BY-LAWS

Adopted as of: July 17, 2014

Article I. - General.

1.1. Offices. The registered office of Body Central Corp. (the “Company”) shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company may also have offices at such other places both within and without the State of Delaware as the board of directors of the Company (the “Board of Directors”) may from time to time determine or the business of the Company may require.

1.2. Seal. The seal, if any, of the Company shall be in the form of a circle and shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal, Delaware.”

1.3. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

Article II. - Stockholders.

2.1. Place of Meetings. Each meeting of the stockholders shall be held upon notice as hereinafter provided, at such place as the Board of Directors shall have determined and as shall be stated in such notice, either within or outside the State of Delaware.

2.2. Annual Meeting. The annual meeting of the stockholders shall be held each year on such date and at such time as the Board of Directors may determine. At each annual meeting the stockholders entitled to vote shall elect such members of the Board of Directors as are standing for election, by plurality vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Company’s Fourth Amended and Restated Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”), or these by-laws.

2.3. Quorum and Adjournment. At all meetings of the stockholders the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, the Company’s Certificate of Incorporation, or these by-laws. Whether or not there is such a quorum at any meeting, the presiding officer of the the meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which the requisite amount of voting stock shall be represented, any business may be transacted that might have been transacted if the meeting had been held as originally called. The stockholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.4. Right to Vote; Proxies. Subject to the provisions of the Company’s Certificate of Incorporation, including without limitation such special voting rights as may specified for any series of preferred stock, each holder of a share or shares of capital stock of the Company having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by such stockholder. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy that is dated more than three (3) years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. A proxy may be granted by a writing executed by the stockholder or his authorized agent or by transmission or authorization of transmission of a telegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the Delaware General Corporation Law, as it may be amended from time to time (the “DGCL”).

2.5. Voting. When a quorum is present at any meeting of stockholders, action on a matter shall be approved as follows:

(a) For a proposal other than the election of directors, unless these by-laws, the Company’s Certificate of Incorporation or a specific statutory provision require a different vote with respect to such proposal, the proposal shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter.

(b) In a contested director election in which the number of nominees exceeds the number of directors to be elected, each director shall be elected by the vote of a plurality of the voting power of the shares represented at the meeting and entitled to vote.

(c) In an uncontested director election, each nominee who receives a majority of the votes cast shall be deemed to be elected and if an incumbent director of the Company receives less than a majority of the votes cast, such director shall tender his or her resignation to the Board of Directors, whereupon the Board of Directors shall, within 90 days after the receipt thereof, either (i) accept the resignation of such director, determine a date on which such resignation will take effect within 90 days of the date of such decision and make the effective date of such resignation public by means of a current report on Form 8-K filed with the Securities and Exchange Commission within four business days thereof or (ii) upon the unanimous vote of the Board of Directors, decline to accept such resignation and, not later than four business days thereof, make public, together with a discussion of the analysis used in reaching the conclusion, the specific reasons that the Board of Directors chose not to accept the resignation.

In determining the number of votes cast, shares abstaining from voting or not voted on a matter (including elections) will not be treated as votes cast. The provisions of this Section 2.5 will govern with respect to all votes of stockholders except as otherwise provided for in these by-laws or in the Certificate of Incorporation or by some specific statutory provision, regulation or rule superseding the provisions contained in these by-laws or the Certificate of Incorporation.

2.6. Notice of Annual Meetings. Written notice of the annual meeting of the stockholders shall be mailed to each stockholder of record entitled to vote thereat at such address as appears on the stock books of the Company at least ten (10) days (and not more than sixty (60) days) prior to the meeting. The Board of Directors may postpone any annual meeting of the stockholders at its discretion, even after notice thereof has been mailed. It shall be the duty of every stockholder to furnish to the Secretary of the Company or to the transfer agent, if any, of the class of stock owned by him and his post-office address, and to notify the Secretary of any change therein. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

2.7. Stockholders’ List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days before such meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company, and said list shall be produced and kept at the time and place of such meeting during the whole time of said meeting, and may be inspected by any stockholder who is present at the place of said meeting, or, if the meeting is to be held solely by means of remote communication, on a reasonably accessible electronic network and the information required to access such list shall be provided with the notice of the meeting.

2.8. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, may be called only by the Chairman of the Board of Directors, the Chief Executive Officer, or by members of the Board of Directors constituting at least twenty-five percent (25%) of the directors of the Company then in office. Any such person or persons calling a special meeting may postpone or cancel such special meeting of the stockholders at its or their discretion, even after notice thereof has been mailed.

2.9. Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the time and place and object thereof shall be mailed, postage prepaid, not less than ten (10) nor more than sixty (60) days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the Company. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices. Notice need not be given to any stockholder who submits a written waiver of notice signed by him before or after the time stated therein. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

2.10. Stockholders’ Consent in Lieu of Meeting.

Unless otherwise provided in the Company’s Certificate of Incorporation, notwithstanding any provision of these by-laws to the contrary, any action required to be taken at any annual or special meeting of stockholders of the Company, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

If action is taken by unanimous consent of stockholders, the writing or writings comprising such unanimous consent shall be filed with the records of the meetings of stockholders.

If action is taken by less than unanimous consent of stockholders and in accordance with the foregoing, there shall be filed with the records of the meetings of stockholders the writing or writings comprising such less than unanimous consent and a certificate signed and attested to by the Secretary of the Corporation that prompt notice was given to all stockholders of the taking of such action without a meeting and by less than unanimous written consent.

In the event that the action which is consented to is such as would have required the filing of a certificate under any of the provisions of the DGCL, if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state that written consent has been given under Section 228 of said DGCL, in lieu of stating that the stockholders have voted upon the corporate action in question, if such last mentioned statement is required thereby.

2.11. Advance Notice of Stockholder Business and Nominations.

(a) Advance Notice Provisions for Election of Directors.

Other than directors who may be elected by the holders of any series of Preferred Stock in accordance with the designations in respect of such series of preferred stock, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.11(a) and on the record date for the determination of stockholders entitled to vote at such meeting and (2) who complies with the notice procedures set forth in this Section 2.11(a).

In addition to any other applicable requirements, for a nomination to be made by a stockholder such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposed to nominate for election as a director (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (1) the name and record address of such stockholder, (2) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (3) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (4) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Other than directors who may be elected by the holders of any series of Preferred Stock in accordance with the designations in respect of such series of preferred stock, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.11(a). If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Notwithstanding the foregoing provisions of this Section 2.11(a), a stockholder shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11(a).

(b) Advance Notice Provisions for Business to be Transacted at Annual Meeting.
No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (1) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.11(b) and on the record date for the determination or stockholders entitled to vote at such annual meeting and (2) who complies with the notice procedures set forth in this Section 2.11(b). This Section 2.11(b) being the exclusive means for a stockholder to submit other business (other than matters properly brought under Rule 14a-8 of the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.11(b), provided, however that, once business had been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.11(b) shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Notwithstanding the foregoing provisions of this Section 2.11(b), a stockholder shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11(b), including, by way of illustration and not of limitation, the requirements of Rule 14a-8 under the Exchange Act. Accordingly, any stockholder exercising rights under Rule 14a-8 shall comply with all requirements of that Rule, including by way of illustration requirements for timely notice, notwithstanding any different or inconsistent provisions of this Section 2.11(b).

Nothing in this Section 2.11 shall be construed to limit in any manner whatsoever the rights of stockholders to act by written consent in accordance with Section 2.10 of these by-laws.

Article III. - Directors.

3.1. Number of Directors.

(a) Except as otherwise provided by law, the Company’s Certificate of Incorporation, or these by-laws, the property and business of the Company shall be managed by or under the direction of the Board of Directors. Directors need not be stockholders, residents of Delaware, or citizens of the United States. The use of the phrase “whole board” herein refers to the total number of directors which the Company would have if there were no vacancies.

(b) The number of directors constituting the full Board of Directors shall be as determined by the Board of Directors from time to time.

(c) Effective as of the date hereof, the Board of Directors shall no longer be classified with respect to the terms for which directors hold office, and the term of office of all directors shall expire at the Company’s 2015 annual meeting of stockholders. Commencing with the Company’s 2015 annual meeting of stockholders, the Company’s directors, other than those who may be elected by the holders of any series of preferred stock, shall be elected annually at each annual meeting of stockholders of the Company, to hold office for a term expiring at the next annual meeting of stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified or until his or her earlier death, incapacity, resignation or removal. Any director, other than those who may be elected by the holders of any series of preferred stock, may be removed from office at any time, with or without cause by the affirmative vote of at least a majority of the voting power of the then outstanding capital stock entitled to vote on the matter, voting together as a single class. For the avoidance of doubt, nothing in this Section 3.1(b) shall be construed to affect any special rights conferred upon holders of any series of preferred stock with regard to the election of directors.

(d) Except as the DGCL may otherwise require and subject to the rights of holders of any series of preferred stock, any new directorships or vacancies in the Board of Directors, including new directorships resulting from any increase in the number of directors to serve in the whole board and/or any unfilled vacancies by reason of death, resignation, disqualification, removal for cause, failure to elect or otherwise with respect to any director, may be filled by only the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

(e) No decrease in the number of directors constituting the whole board shall shorten the term of any incumbent director.

3.2. Resignation. Any director of the Company may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, or the Secretary of the Company. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.3. Removal. Except as may otherwise be provided by the DGCL or the Company’s Certificate of Incorporation, and subject to the rights of the holders of any preferred stock of the Company in respect of the election of directors, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of at least a majority of the voting power of the then outstanding capital stock entitled to vote for the election of directors.

3.4. Place of Meetings and Books. The Board of Directors may hold their meetings and keep the books of the Company outside the State of Delaware, at such places as they may from time to time determine.

3.5. General Powers. In addition to the powers and authority expressly conferred upon them by these by-laws, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Company’s Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

3.6. Other Committees. The Board of Directors may designate one or more committees, by resolution or resolutions passed by a majority of the whole board; such committee or committees shall consist of one or more directors of the Company, and to the extent provided in the resolution or resolutions designating them, shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by statute and shall have power to authorize the seal of the Company to be affixed to all papers that may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

3.7. Powers Denied to Committees. Committees of the Board of Directors shall not, in any event, have any power or authority to amend the Company’s Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided in Section 151(a) of the DGCL, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the Company’s property and assets, recommend to the stockholders a dissolution of the Company or a revocation of a dissolution, or amend the by-laws of the Company. Further, no committee of the Board of Directors shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL, unless the resolution or resolutions designating such committee expressly so provides.

3.8. Substitute Committee Member. In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the Board of Directors as may be required by the Board of Directors.

3.9. Compensation of Directors. The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors, a stated amount per annum as director and/or other forms of compensation as the Board of Directors may approve. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.10. Regular Meetings. No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed.

3.11. Special Meetings. Special meetings of the board may be called by the Chairman of the Board of Directors, if any, or the Chief Executive Officer, on two (2) days’ notice, which may be written, oral or by electronic transmission, to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two or more directors.

3.12. Quorum. At all meetings of the Board of Directors, a majority of the whole board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Company’s Certificate of Incorporation, or by these by-laws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting that shall be so adjourned.

3.13. Telephonic Participation in Meetings. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

3.14. Action by Consent. Unless otherwise restricted by the Company’s Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed or submitted by electronic transmission by all members of the Board of Directors or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

Article IV. - Officers.

4.1. Selection; Statutory Officers. The officers of the Company shall be chosen by the Board of Directors. There shall be a Chief Executive Officer, a Secretary, and a Treasurer, and there may be a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Board of Directors may elect. Any number of offices may be held by the same person, except that the offices of Chief Executive Officer and Secretary shall not be held by the same person simultaneously.

4.2. Time of Election. The officers above named shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. None of said officers need be a director.

4.3. Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

4.4. Terms of Office. Each officer of the Company shall hold office until his successor is chosen and qualified, or until his earlier death, resignation or removal. Any officer may be removed at any time by the Board of Directors.

4.5. Compensation of Officers. The Board of Directors shall have power to fix the compensation of all officers of the Company. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

4.6. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.

4.7. Chief Executive Officer. Unless the Board of Directors otherwise determines, the Chief Executive Officer shall be the chief executive officer and head of the Company. Unless there is a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of directors and stockholders. Under the supervision of the Board of Directors, the Chief Executive Officer shall have the general control and management of its business and affairs, subject, however, to the right of the Board of Directors to confer any specific power, except such as may be by statute exclusively conferred on the Chief Executive Officer, upon any other officer or officers of the Company. The Chief Executive Officer shall perform and do all acts and things incident to the position of Chief Executive Officer and such other duties as may be assigned to him from time to time by the Board of Directors.

4.8. Vice-Presidents. The Vice-Presidents shall perform such of the duties of the Chief Executive Officer on behalf of the Company as may be respectively assigned to them from time to time by the Board of Directors or by the Chief Executive Officer. The Board of Directors may designate one of the Vice-Presidents as the Executive Vice-President, and in the absence or inability of the Chief Executive Officer to act, such Executive Vice-President shall have and possess all of the powers and discharge all of the duties of the Chief Executive Officer, subject to the control of the Board of Directors.

4.9. Treasurer. The Treasurer shall have the care and custody of all the funds and securities of the Company that may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Company in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the Company. He may sign all receipts and vouchers for the payments made to the Company. He shall render an account of his transactions to the Board of Directors as often as the Board of Directors or the committee shall require the same. He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the Company. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors. He shall when requested, pursuant to vote of the Board of Directors, give a bond to the Company conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Company.

4.10. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices of the Company. Except as otherwise ordered by the Board of Directors, he shall attest the seal of the Company upon all contracts and instruments executed under such seal and shall affix the seal of the Company thereto and to all certificates of shares of capital stock of the Company. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct. He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.

4.11. Assistant Secretary. The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Secretaries of the Company. Any Assistant Secretary upon his appointment shall perform such duties of the Secretary, and also any and all such other duties as the Board of Directors or the Chief Executive Officer or the Executive Vice-President or the Treasurer or the Secretary may designate.

4.12. Assistant Treasurer. The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Treasurers of the Company. Any Assistant Treasurer upon his appointment shall perform such of the duties of the Treasurer, and also any and all such other duties as the Board of Directors or the Chief Executive Officer or the Executive Vice-President or the Treasurer or the Secretary may designate.

4.13. Subordinate Officers. The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

Article V. - Stock.

5.1. Stock. The shares of the Company’s stock may be certificated or uncertificated and shall be entered in the books of the Company and registered as they are issued. Any certificate representing shares of stock issued to a stockholder of the Company (i) shall be numbered, (ii) shall certify the holder’s name, the number of shares and the class or series of stock, (iii) shall otherwise be in such form as the Board of Directors shall prescribe, (iv) shall be signed by both of (a) either the Chief Executive Officer or a Vice-President, and (b) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and (v) shall be sealed with the corporate seal of the Company. If such certificate is countersigned (l) by a transfer agent other than the Company or its employee, or, (2) by a registrar other than the Company or its employee, the signature of the officers of the Company and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Company.

5.2. Fractional Share Interests. The Company may, but shall not be required to, issue fractions of a share. If the Company does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered or bearer form that shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Company in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions that the Board of Directors may impose.

5.3. Transfers of Stock.

Subject to any transfer restrictions then in force, the shares of stock of the Company shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives.

If the shares of stock of the Company to be transferred are certificated shares, then, subject to the provisions of Section 5.7 below, the holder of the certificate or certificates representing such shares shall surrender to the Company or the transfer agent of the Company such certificate or certificates duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and, subject to any transfer restrictions then in force, the Company or the transfer agent of the Company shall cancel such certificate or certificates upon receipt thereof or upon compliance by such holder with the provisions of Section 5.7 below and (i) deliver to the applicable stockholder transferee either a new certificate or certificates representing the number of shares transferred or appropriate documentation evidencing the applicable stockholder transferee’s record ownership of a number of uncertificated shares equal to the number of shares transferred, and, if applicable, (ii) deliver to the applicable stockholder transferor a new certificate or certificates representing the number of shares not transferred that were previously represented by the certificate or certificates so surrendered or appropriate documentation evidencing the applicable stockholder transferor’s record ownership of a number of uncertificated shares equal to such number of shares not transferred. Any transfer or transfers in compliance with the provisions of this paragraph shall be recorded upon the books of the Company.

If the shares of stock of the Company to be transferred are uncertificated shares, then the registered owner of such shares shall deliver to the Company or the transfer agent of the Company proper transfer instructions, with such proof of authenticity of signature as the Company or its transfer agent or registrar may reasonably require, and, subject to any transfer restrictions then in force that are applicable to such shares, the Company or the transfer agent of the Company shall cancel such shares upon receipt of such transfer instructions and (i) deliver to the applicable stockholder transferee either a new certificate or certificates representing such shares or appropriate documentation evidencing the applicable stockholder transferee’s record ownership of such shares in uncertificated form, and, if applicable and required, (ii) deliver to the applicable stockholder transferor appropriate documentation evidencing that the applicable stockholder transferor is no longer the record owner of such shares so transferred. Any transfer or transfers in compliance with the provisions of this paragraph shall be recorded upon the books of the Company.

The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

5.4. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, that shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

5.6. Dividends.

(a) Power to Declare. Dividends upon the capital stock of the Company, subject to the provisions of the Company’s Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Company’s Certificate of Incorporation and the laws of Delaware.

(b) Reserves. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

5.7. Lost, Stolen, or Destroyed Certificates. No certificates for shares of stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft, or destruction and upon indemnification of the Company and its agents to such extent and in such manner as the officers of the Company may from time to time prescribe. Upon compliance with the foregoing provisions of this Section 5.7, the Company may issue (i) a new certificate or certificates of stock or (ii) uncertificated shares, in place of any certificate or certificates previously issued by the Company alleged to have been lost, stolen or destroyed.

5.8. Inspection of Books. The stockholders of the Company, by a majority vote at any meeting of stockholders duly called, or in case the stockholders shall fail to act, the Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Company (other than the stock ledger) or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Company except as conferred by statute or authorized by the Board of Directors or by a resolution of the stockholders.

Article VI. - Miscellaneous Management Provisions.

6.1. Checks, Drafts, and Notes. All checks, drafts, or orders for the payment of money, and all notes and acceptances of the Company shall be signed by such officer or officers, or such agent or agents, as the officers of the Company may designate.

6.2. Notices.

(a) Notices to directors may, and notices to stockholders shall, be in written or by electronic submission, and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Company. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram, telecopy or orally, by telephone or in person.

(b) Whenever any notice is required to be given under the provisions of any applicable statute or of the Company’s Certificate of Incorporation or of these by-laws, an electronic transmission or written waiver of notice, signed by the person or persons entitled to said notice, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

6.3. Conflict of Interest. No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Company entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

6.4. Voting of Securities owned by the Company. Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation and owned or controlled by the Company may be voted in person at any meeting of security holders of such other corporation by the Chief Executive Officer of the Company if he is present at such meeting, or in his absence by the Treasurer of the Company if he is present at such meeting, and (ii) whenever, in the judgment of the Chief Executive Officer, it is desirable for the Company to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by the Company, such proxy or consent shall be executed in the name of the Company by the Chief Executive Officer, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the Chief Executive Officer is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Company shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by the Company the same as such shares or other securities might be voted by the Company.

Article VII. - Indemnification.

7.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the Company or serving or having served at the request of the Company as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto) (as used in this Article 7, the “Delaware Law”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section 7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Company the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article 7 or otherwise.

7.2. Right of Indemnitee to Bring Suit. If a claim under Section 7.1 hereof is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. In addition, any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article 7 or otherwise shall be on the Company.

7.3. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, the Company’s Certificate of Incorporation, by law, agreement, vote of stockholders or disinterested directors or otherwise.

7.4. Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Article 7 or under the Delaware Law.

7.5. Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Article 7 with respect to the indemnification and Advancement of Expenses of directors and officers of the Company.

Article VIII. - Amendments.

8.1 Amendments. Subject always to any limitations imposed by the Company’s Certificate of Incorporation, these by-laws and any amendment thereof may be altered, amended or repealed, or new by-laws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all of the members of the Board of Directors, provided in the case of any special meeting at which all of the members of the Board of Directors are not present, that the notice of such meeting shall have stated that the amendment of these by-laws was one of the purposes of the meeting; but these by-laws and any amendment thereof, including the by-laws adopted by the Board of Directors, may be altered, amended or repealed and other by-laws may be adopted by the affirmative vote of holders of a majority of the voting power of the total outstanding stock of the Company entitled to vote at any annual meeting or at any special meeting or by written consent, provided, in the case of any special meeting, that notice of such proposed alteration, amendment, repeal or adoption is included in the notice of the meeting.